Contact:
Brian Campbell, Investor Relations
201.748.6874
brian.campbell@wiley.com

Wiley Reports First Quarter Fiscal 2020 Results
September 5, 2019 – John Wiley & Sons, Inc. (NYSE: JW-A and JW-B), a global research and education company, today announced results for the first quarter ended July 31, 2019.

➢
GAAP results:  Revenue of $424 million (higher by $13 million, +3%), EPS of $0.06 (lower by $0.39 including a net restructuring charge impact of -$0.22) and Net Cash Used in Operating Activities of $94 million (improved $51 million)

➢	Adjusted results excluding FX: Revenue +5% (+0.5% excluding acquisitions), EBITDA -18%, and EPS -53%
➢	Free Cash Flow improvement of $45 million primarily driven by the timing of journal cash collections
➢	Acquisition of Zyante (zyBooks) further positions Wiley as a leader in the fast-growing digital courseware market for computing and STEM

MANAGEMENT COMMENTARY
“Our Research and Education Services segments demonstrated strong momentum in the first quarter,” said Brian Napack, Wiley’s President and CEO. “Softness in Education Publishing & Professional Learning revenue, in a seasonally smaller quarter for that segment, weighed on results overall.  That segment’s profit contribution was further impacted by investments in growth initiatives such as the acquisitions of zyBooks and Knewton, which significantly expanded our digital courseware offerings and adaptive learning technologies. Cash flow performance for the quarter was very favorable, consistent with our expectations for clearing the Q4 backlog of calendar year 2019 journal subscription collections.  We remain confident in our full year outlook.”

NEW SEGMENT REPORTING
To reflect shifts in its management structure, the Company has implemented a new reporting structure comprised of three reportable segments: (1) Research Publishing & Platforms, which includes the Research publishing and Atypon businesses; (2) Education Publishing & Professional Learning, which is the former “Publishing” segment combined with our corporate training businesses – previously noted as Professional Assessment and Corporate Learning; and (3) Education Services, which is the online program management business.  Please see the attached financial schedules for more detail, including restated segment results for the prior year.

FINANCIAL SUMMARY
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Revenue,” “Adjusted Operating Income,” “Adjusted EBITDA,” “Adjusted CTP,” “Free Cash Flow less Product Development Spending,” “inorganic contribution,” and results on a Constant Currency basis to assess underlying business performance and trends.  Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, provide a useful comparable basis to analyze operating results and earnings.  See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information accompanying this press release.

GAAP Measures Unaudited ($millions except for EPS)	Q1 2020	Q1 2019	Change
Revenue	$423.5	$410.9	+3%
Operating Income	$4.6	$36.1	(87%)
Diluted EPS	$0.06	$0.45	(87%)
Net Cash Used in Operating Activities	$(94.2)	$(145.0)	+35%
Non-GAAP Measures	Q1 2020	Q1 2019	Change Constant Currency
Revenue	$423.5	$410.9	+5%
Adjusted Operating Income	$15.3	$30.1	(52%)
Adjusted EBITDA	$57.5	$70.2	(18%)
Adjusted EPS	$0.21	$0.43	(53%)
Free Cash Flow Less Product Development Spending	$(124.6)	$(169.5)	+27%

Wiley recorded foreign currency variances in the quarter of $6 million unfavorable in revenue, $0.7 million favorable in operating income, $0.2 million favorable in EBITDA, and $0.01 favorable in EPS.

•	Revenue growth in Research Publishing & Platforms and Education Services was offset by a decline in Education Publishing & Professional Learning.
o
Research Publishing & Platforms Revenue increased 2% on a reported basis and 3% on a constant currency basis driven by sustained growth in Research Publishing (+3%) and Atypon platform services (+10%).

o
Education Publishing & Professional Learning Revenue declined 7% on a reported basis and 6% on a constant currency basis, mainly due to declines in the books businesses and test prep, partially offset by growth in corporate training.  On July 1, Wiley acquired Zyante (zyBooks), a leading provider of computer science and STEM education courseware, for $56 million in cash.

o	Education Services Revenue increased 69% (reported and constant currency), driven by the addition of Learning House (acquired November 2018) and organic growth of 9% at constant currency.
•
GAAP Operating Income decline included an $11 million restructuring charge in this period.  Adjusted Operating Income and Adjusted EBITDA declines were mainly due to investment in growth initiatives and technology, accompanied by higher operating expenses in Education Publishing.

o
Research Publishing & Platforms CTP declined 3% on a reported basis but rose 3% on an adjusted basis at constant currency.  Improved performance was driven by revenue growth.  Adjusted EBITDA rose 5% at constant currency.

o
Education Publishing & Professional Learning CTP declined 77% on a reported basis and 64% on an adjusted basis at constant currency due to the revenue decline, investments in growth initiatives, and costs associated with the Knewton and Zyante acquisitions.  Adjusted EBITDA declined 37% at constant currency.

o	Education Services CTP declined by $2 million to a loss of $7 million primarily due to $2 million in restructuring charges. Adjusted EBITDA grew to $0.4 million from a loss of $1.8 million.
o
Corporate Expenses for the quarter increased 29% over prior year to $49 million.  At constant currency and excluding restructuring charges (credits), expenses rose 9%, driven mainly by an increase in costs associated with strategic planning and business optimization efforts.

•
Restructuring charges recorded in the quarter were $11 million for severance and other costs related to our multi-year business optimization program, for a year-over-year unfavorable cost variance of $17 million.

•	GAAP EPS decline reflected lower operating income, partially offset by foreign exchange gains and a lower effective tax rate. Adjusted EPS decline was primarily due to lower adjusted operating income.
•
Net Cash Used in Operating Activities was $94 million compared to a net use of $145 million in the prior year period, primarily driven by the timing of cash collections and payments.  Free Cash Flow less Product Development Spending was a use of $125 million compared to a use of $170 million in the prior year.  Generally, Cash From Operating Activities is a use of cash in the first half of Wiley’s fiscal year principally due to the timing of collections for annual journal subscriptions.  Capital expenditures, including Technology, Property, and Equipment and Product development spending, rose $6 million to $30 million due to increased investment in products and platforms.

•
Acquisitions:  Wiley spent $73 million in total on acquisitions in the quarter, including zyBooks and Knewton.  zyBooks and Knewton significantly expand Wiley’s market position in high-growth areas of education, including digital courseware and adaptive learning for high-demand disciplines and low-cost, high impact offerings.

•
Shareholder Return: In June, Wiley raised its dividend to $0.34 per share (+3% increase).  The Company repurchased 217,511 shares for a total of $10 million, with an average per share cost of $45.97.  Approximately 1.7 million shares remain in the current authorization for share repurchases.

FISCAL YEAR 2020 OUTLOOK
The Company is reaffirming its financial outlook with updates that reflect the addition of zyBooks.  Note, Knewton was included in the original outlook.

ITEM (IN MILLIONS, EXCEPT EPS	ORIGINAL FY20 OUTLOOK*	ZYBOOKS IMPACT	UPDATED FY20 OUTLOOK*
Revenue	$1,840-$1,870	$ +15	$1,855-$1,885
Adjusted EBITDA	$360-$375	$(3)	$357-$372
Adjusted EPS	$2.45-$2.55	$(0.10)	$2.35-$2.45
Free Cash Flow	$210-$230	Insignificant	Unchanged

*Outlook is at constant currency (reflecting FY19 average exchange rates)

EARNINGS CONFERENCE CALL
Scheduled for today, September 5 at 10:00 a.m. (ET).  Access the webcast on Wiley.com, at  https://www.wiley.com/en-us/investors.  U.S. callers, please dial +1 844-231-0103  and enter the participant code 4291438#.  International callers, please dial +1 216-562-0402 and enter the participant code 4291438#.

ABOUT WILEY
Wiley drives the world forward with research and education.  Through publishing, platforms and services, we help researchers, professionals, students, universities, and corporations to achieve their goals in an ever-changing world.  And for more than 200 years, we have delivered consistent performance to all of our stakeholders. The Company's website can be accessed at www.wiley.com.

FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's Fiscal Year 2020 Outlook, operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the Company’s ability to realize operating savings over time and in fiscal year 2020 in connection with our multi-year Business Optimization Program and (xi) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	July 31,
	2019	2018
Revenue, net	$423,530	$410,901
Costs and expenses:
Cost of sales	143,096	127,738
Operating and administrative expenses	250,170	240,426
Restructuring and related charges (credits)	10,735	(6,086)
Amortization of intangibles	14,970	12,683
Total Costs and Expenses	418,971	374,761

Operating Income	4,559	36,140
As a % of revenue	1.1%	8.8%

Interest expense	(6,077)	(2,796)
Foreign exchange transaction gains (losses)	2,652	(1,729)
Interest and other income	2,833	2,466
Income Before Taxes	3,967	34,081

Provision for income taxes	343	7,786
Effective tax rate	8.6%	22.8%
Net Income	$3,624	$26,295
As a % of revenue	0.9%	6.4%

Weighted-Average Shares - Diluted	56,905	58,114

Earnings per share - Diluted	$0.06	$0.45

Notes:
(1) The supplementary information included in this press release for the three months ended July 31, 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

In the three months ended July 31, 2019, we completed the acquisition of Zyante Inc. ("Zybooks"), certain assets of Knewton, Inc. (“Knewton”), which are included in our Education Publishing & Professional Learning segment results and two immaterial acquisitions, which are included in our Research Publishing & Platforms segment.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP EPS to NON-GAAP ADJUSTED EPS - DILUTED
(unaudited)

	Three Months Ended
	July 31,
	2019	2018
GAAP Earnings Per Share - Diluted	$0.06	$0.45
Adjustments:
Restructuring and related charges (credits) (A)	0.14	(0.08)
Foreign exchange losses on intercompany transactions (B)	0.01	0.05
Non-GAAP Adjusted Earnings Per Share - Diluted	$0.21	$0.43

Notes:
(A) Adjusted results exclude restructuring and related charges (credits) associated with our recently announced multi-year Business Optimization Program and our previous Restructuring and Reinvestment Program. For the three months ended July 31, 2019 and 2018, there were charges of $10.9 million, or $0.14 per share and none, respectively, related to the Business Optimization Program. For the three months ended July 31, 2019 and 2018, there were credits of $0.2 million, or no impact per share, and credits of $6.1 million or $(0.08) per share, respectively, related to the Restructuring and Reinvestment Program.

(B) Adjusted results exclude foreign exchange losses associated with intercompany transactions. For the three months ended July 31, 2019 and 2018, there were losses of $0.3 million, or $0.01 per share and losses of $4.0 million or $0.05 per share, respectively.

(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
RECONCILIATION OF GAAP NET INCOME to NON-GAAP EBITDA AND ADJUSTED EBITDA
(unaudited)

	Three Months Ended
	July 31,
	2019	2018
Net Income	$3,624	$26,295
Interest expense	6,077	2,796
Provision for income taxes	343	7,786
Depreciation and amortization	42,219	40,171
Non-GAAP EBITDA	52,263	77,048
Restructuring and related charges (credits)	10,735	(6,086)
Foreign exchange transaction (gains) losses	(2,652)	1,729
Interest and other income	(2,833)	(2,466)
Non-GAAP Adjusted EBITDA	$57,513	$70,225

Notes:
(1) See Explanation of Usage of Non-GAAP performance measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors. The supplementary information included in this press release for the three months ended July 31, 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
SEGMENT RESULTS
(in thousands)
(unaudited)
			% Change
	Three Months Ended July 31,		Favorable (Unfavorable)
	2019	2018 (2)	Reported	Constant Currency
Research Publishing & Platforms:
Revenue, net
Research Publishing	$219,927	$216,714	1%	3%
Research Platforms	9,448	8,603	10%	10%
Total Revenue, net	$229,375	$225,317	2%	3%

Contribution to Profit	$55,646	$57,317	-3%	-3%
Adjustments:
Restructuring charges (credits)	2,620	(980)
Non-GAAP Adjusted Contribution to Profit	$58,266	$56,337	3%	3%
Depreciation and amortization	17,153	15,365
Non-GAAP Adjusted EBITDA	$75,419	$71,702	5%	5%

Education Publishing & Professional Learning:
Revenue, net
Education Publishing	$65,523	$74,034	-11%	-10%
Professional Learning	79,335	82,390	-4%	-2%
Total Revenue, net	$144,858	$156,424	-7%	-6%

Contribution to Profit	$4,911	$21,767	-77%	-78%
Adjustments:
Restructuring charges (credits)	2,805	(717)
Non-GAAP Adjusted Contribution to Profit	$7,716	$21,050	-63%	-64%
Depreciation and amortization	16,524	17,577
Non-GAAP Adjusted EBITDA	$24,240	$38,627	-37%	-37%

Education Services:
Total Revenue, net	$49,297	$29,160	69%	69%

Contribution to Profit	$(7,199)	$(5,019)	-43%	-44%
Adjustments:
Restructuring charges (credits)	2,089	(208)
Non-GAAP Adjusted Contribution to Profit	$(5,110)	$(5,227)	2%	2%
Depreciation and amortization	5,498	3,467
Non-GAAP Adjusted EBITDA	$388	$(1,760)	#	#

Corporate Expenses:	$(48,799)	$(37,925)	-29%	-30%
Adjustments:
Restructuring charges (credits)	3,221	(4,181)
Non-GAAP Adjusted Corporate Expenses	$(45,578)	$(42,106)	-8%	-9%
Depreciation and amortization	3,044	3,762
Non-GAAP Adjusted EBITDA	$(42,534)	$(38,344)	-11%	-10%

Consolidated Results:
Revenue, net	$423,530	$410,901	3%	5%

Operating Income	$4,559	$36,140	-87%	-89%
Adjustments:
Restructuring charges (credits)	10,735	(6,086)
Non-GAAP Adjusted Operating Income	$15,294	$30,054	-49%	-52%
Depreciation and amortization	42,219	40,171
Non-GAAP Adjusted EBITDA	$57,513	$70,225	-18%	-18%

Notes:
(1) The supplementary information included in this press release for the three months ended July 31, 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) As previously announced, we have changed our segment reporting structure to align with our strategic focus areas: (1) Research Publishing & Platforms, which continues to include the Research and Atypon businesses, (2) Education Publishing & Professional Learning, which is the former “Publishing” segment combined with our corporate training businesses – previously noted as Professional Assessment and Corporate Learning and (3) Education Services, which includes our Online Program Management and related businesses. Prior period segment results have been revised to the new segment presentation. There were no changes to our consolidated financial results.

# Not meaningful

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in thousands)
(unaudited)

	July 31,	April 30,
	2019	2019
Assets:
Current Assets
Cash and cash equivalents	$104,025	$92,890
Accounts receivable, net	281,055	294,867
Inventories, net	44,811	35,582
Prepaid expenses and other current assets	61,292	67,441
Total Current Assets	491,183	490,780

Product Development Assets, net	60,093	62,470
Royalty Advances, net	26,788	36,185
Technology, Property and Equipment, net	292,535	289,021
Intangible Assets, net	878,269	865,572
Goodwill	1,121,783	1,095,666
Operating Lease Right-of-Use Assets(2)	147,370	-
Other Non-Current Assets	102,052	97,308
Total Assets	$3,120,073	$2,937,002

Liabilities and Shareholders' Equity:
Current Liabilities
Accounts payable	$60,213	$90,980
Accrued royalties	88,162	78,062
Short-term portion of long-term debt	6,250	-
Contract liabilities	408,630	507,365
Accrued employment costs	64,215	97,230
Accrued income taxes	11,418	21,025
Short-term portion of operating lease liabilities(2)	18,041	-
Other accrued liabilities	75,896	75,900
Total Current Liabilities	732,825	870,562
Long-Term Debt	724,291	478,790
Accrued Pension Liability	154,529	166,331
Deferred Income Tax Liabilities	141,316	143,775
Operating Lease Liabilities(2)	166,642	-
Other Long-Term Liabilities	68,464	96,197
Total Liabilities	1,988,067	1,755,655
Shareholders' Equity	1,132,006	1,181,347
Total Liabilities and Shareholders' Equity	$3,120,073	$2,937,002

(1) The supplementary information included in this press release for July 31, 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) We adopted ASU 2016-02, "Leases (Topic 842)” on May 1, 2019 using the required modified retrospective approach, whereby we used the effective date as the date of initial application and therefore previously reported financial information was not updated.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW
(in thousands)
(unaudited)

	Three Months Ended
	July 31,
	2019	2018(2)
Operating Activities:
Net income	$3,624	$26,295
Amortization of intangibles	14,970	12,683
Amortization of product development assets	8,714	9,428
Depreciation and amortization of technology, property and equipment	18,535	18,060
Other non-cash charges and credits	26,477	11,298
Net change in operating assets and liabilities	(166,488)	(222,753)
Net Cash Used In Operating Activities	(94,168)	(144,989)

Investing Activities:
Additions to technology, property and equipment	(24,202)	(18,304)
Product development spending	(6,211)	(6,246)
Businesses acquired in purchase transactions, net of cash acquired	(73,209)	-
Acquisitions of publication rights and other	(2,270)	(1,970)
Net Cash Used in Investing Activities	(105,892)	(26,520)

Financing Activities:
Net debt borrowings	253,848	147,754
Cash dividends	(19,252)	(19,043)
Purchase of treasury shares	(10,000)	(7,994)
Other	(11,263)	(1,510)
Net Cash Provided By Financing Activities	213,333	119,207

Effects of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(2,138)	(4,363)

Change in Cash, Cash Equivalents and Restricted Cash for Period	11,135	(56,665)

Cash, Cash Equivalents and Restricted Cash - Beginning	93,548	170,257
Cash, Cash Equivalents and Restricted Cash - Ending	$104,683	$113,592

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING

	Three Months Ended
	July 31,
	2019	2018
Net Cash Used In Operating Activities	$(94,168)	$(144,989)
Less: Additions to technology, property, and equipment	(24,202)	(18,304)
Less: Product development spending	(6,211)	(6,246)
Free Cash Flow less Product Development Spending	$(124,581)	$(169,539)

See Explanation of Usage of Non-GAAP Measures included in this supplemental information.
(1) The supplementary information included in this press release for the three months ended July 31, 2019 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) The Condensed Consolidated Statements of Cash Flows for the three months ended July 31, 2018, includes a reclassification of $4.5 million between Operating Activities within the net change in operating assets and liabilities and Investing Activities related to costs to fulfill a contract and product development spending. In addition, for the three months ended July 31, 2018, amortization expense related to costs to fulfill a contract of $0.8 million was reclassified from amortization of product development spending to other non-cash charges (credits) within Operating Activities.

JOHN WILEY & SONS, INC.
Explanation of Usage of NON-GAAP Performance Measures

In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
• Adjusted Earnings Per Share (“Adjusted EPS”);
• Free Cash Flow less product development spending;
• Adjusted Revenue;
• Adjusted Operating Income and margin;
• Adjusted Contribution to Profit ("CTP") and margin;
• EBITDA and Adjusted EBITDA;
• Inorganic contribution;
• Results on a constant currency basis.

Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well for internal reporting and forecasting purposes, when publicly providing its outlook, to evaluate the Company's performance and to evaluate and calculate incentive compensation. Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies, and should not be viewed as alternatives to measures of financial results under US GAAP.

The Company presents these non-GAAP performance measures in addition to GAAP financial results because it believes that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons across accounting periods. The use of these non-GAAP performance measures provides a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose.
For example:

•        Adjusted EPS, Adjusted Revenue, Adjusted Operating Profit, Adjusted Contribution to Profit, Adjusted EBITDA and Inorganic contribution provide a comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.

•        Free Cash Flow less product development spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common dividends and fund share repurchases and new acquisitions.

•        Results on a constant currency basis removes distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance before the impact of foreign currency (or at “constant currency”), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.

In addition, the Company has historically provided these or similar non-GAAP performance measures and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, and net income and comparing the Company's financial performance to that of its peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.